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                                                                     EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                              INSITE TELECOM, INC.

         FIRST: The name of the Corporation is InSite Telecom, Inc.

         SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Nine Million (9,000,000) shares of common stock, par value $.01 per share ("Common Stock"), and One Million (1,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock").

         FIFTH: The designations and the powers, preferences and rights and the qualifications, limitations or restrictions on the shares of Common Stock initially authorized for issuance shall be governed by the following provisions:

         (i) Identical Rights. Except as otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.
         (ii) Voting Rights. Except as otherwise required by law or as otherwise provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. On all matters submitted to the Corporation's stockholders, each holder of Common Stock shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation.
         (iii) Dividend Rights. Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, when and as dividends or other distributions are declared by the Board out of funds legally available therefor, whether payable in cash, in property or in securities of the Corporation, the holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends or distributions, provided that if dividends or other distributions are declared which are payable in shares of Common Stock, such dividends or other distributions shall be declared payable at the same rate for all holders of Common Stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock.


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         (iv)     No Closing of Transfer Books. The Corporation shall not close its books against the transfer of any share of Common Stock.
         (v) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or otherwise, after the distribution or payment to any holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively

         SIXTH: Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Corporation may issue Preferred Stock from time to time in one or more series or classes as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto and without any further action or vote by the stockholders, each series or class to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences, as shall be stated in the resolution or resolutions providing for the issue of such series or class adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors without any further action or vote by the stockholders.

         SEVENTH: (a) The number of directors of the Corporation shall be determined from time to time in the manner described in the Bylaws. No director need be a stockholder.

                  (b) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders, and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         EIGHTH: The name and mailing address of the Corporation's incorporator is Michael F. Sweeney, Esq., Duffy & Sweeney, 300 Turks Head Building, Providence, RI 02903.

         NINTH: The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons who are to serve as the directors of the Corporation until the first annual meeting of the stockholders or until their successors are elected and qualified are:

                  Mark E. Munro, c/o Duffy & Sweeney, 300 Turks Head Building, Providence, Rhode Island 02903



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         TENTH: The Corporation is to have perpetual existence.

         ELEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To make, alter or repeal the bylaws of the Corporation.

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

                  (d) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  (e) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of; any other corporation, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         TWELFTH: (a) To the maximum extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation



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or its stockholders,(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  (b)(l) Right to Indemnification. Each director and officer of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director or officer of the Corporation or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a director or officer who has ceased to be a director or officer, and shall inure to the benefit of his or her heirs, executors, and administrators; PROVIDED, HOWEVER, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (2) Right of Director or Officer to Bring Suit. If the Corporation is required to indemnify under subparagraph (b)(l) above and such indemnification is not provided by the Corporation within 30 days after a written notice of a claim has been received by the Corporation, the director or officer may at any time thereafter bring suit against the Corporation and obtain injunctive relief ordering the Corporation to provide such indemnification or payment of expenses and costs of defending such claim or to recover the unpaid amount of the claim and, if successful in whole or in part, the director or officer shall be entitled to be paid also the


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expense of prosecuting such claim.It shall be a defense to any such action
(other than an action brought to enforce a claim for expenses incurred in defending any proceedings in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the director or officer has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the director or officers for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         THIRTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, or to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         FOURTEENTH: Meetings of the stockholders may be held within or without the


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State of Delaware as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         FIFTEENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; except that any such amendment shall be made by the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation.

         SIXTEENTH: The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

         THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 11th day of June, 1998.






                                   /s/ MICHAEL F. SWEENEY
                                   ----------------------
                                   Michael F. Sweeney


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